Exhibit 99.1

Contact: Chris Brandon Vice President, Investor Relations chris.brandon@jackinthebox.com 619.902.0269
Jack in the Box Inc. Reports First Quarter 2025 Earnings
Jack in the Box same-store sales growth of 0.4%
Del Taco same-store sales of (4.5%)
Jack in the Box systemwide sales growth of 0.5%; Del Taco systemwide sales of (1.9%)
Diluted earnings per share of $1.75; Operating EPS of $1.92
Jack in the Box completed development agreements for 2 new franchisees to expand in Chicago, in addition to the 8 company-owned restaurants set to begin opening in Summer of 2025
Jack in the Box progressing on tech and digital transformation with nearly 1,000 restaurants on our new POS system, which includes immediate counter kiosk capabilities

SAN DIEGO, Calif. February 25, 2025 – Jack in the Box Inc. (NASDAQ: JACK) announced financial results for the Jack in the Box and Del Taco brands in the first quarter, ended January 19, 2025.

“The first quarter saw a good start to top-line performance and bottom-line earnings flow through as we battled through a difficult industry-wide macro environment,” said Lance Tucker, Jack in the Box Interim Principal Executive Officer. “In my new role, I will be continuing to assess capital allocation, investments and leverage reduction — all while executing on our fundamentals to ensure we regain our sales momentum as we move through 2025.”

Jack in the Box Performance
Same-store sales increased 0.4% in the first quarter, comprised of franchise same-store sales increase of 0.5% and company-owned same-store sales decline of 0.4%. Price was higher versus prior year, while both transactions and mix were down compared to prior year, but were sequentially positive. Systemwide sales for the first quarter increased 0.5%.
Restaurant-Level Margin(1), a non-GAAP measure, was $31.0 million, or 23.2%, up from $30.4 million, or 23.1%, a year ago driven primarily by lower food and packaging costs, partially offset by higher costs for labor and other restaurant operating costs. The decrease in food and packaging was primarily due to a favorable increase of beverage funding relating to a new contract, a portion of which
-more-

Jack in the Box Inc.

was one-time benefit. The increase in labor was driven from implementing California's minimum wage law.
Franchise-Level Margin(1), a non-GAAP measure, was $97.1 million, or 40.9%, a decrease from $97.5 million, or 41.2%, a year ago.
The decrease was mainly driven by lower percentage rent, partially offset by lower IT support costs as well as higher royalties from higher sales.
Jack in the Box net restaurant count decreased slightly in the first quarter, with five restaurant openings and six restaurant closures. In the first quarter, Jack in the Box signed 3 development agreements with new franchisees for 10 new restaurants.

Jack in the Box Same-Store Sales:	16 Weeks Ended
	January 19, 2025	January 21, 2024
Company	(0.4%)	2.0%
Franchise	0.5%	0.7%
System	0.4%	0.8%

Jack in the Box Restaurant Counts:

	2025			2024
	Company	Franchise	Total	Company	Franchise	Total
Restaurant count at beginning FY	150	2,041	2,191	142	2,044	2,186
New	2	3	5	2	5	7
Closed	—	(6)	(6)	—	(1)	(1)
Restaurant count at end of Q1	152	2,038	2,190	144	2,048	2,192
Q1'25 QTD Net Restaurant Increase/(Decrease)	2	(3)	(1)
YTD Net Restaurant Increase/(Decrease)	1.3%	(0.1)%	—%

Del Taco Performance
Same-store sales decreased 4.5% in the first quarter, comprised of franchise same-store sales decline of 5.1% and company-operated same-store sales decline of 2.5%. Sales performance resulted from declines compared to prior year in both transactions and mix, partially offset by an increase in price. Systemwide sales for the fiscal first quarter decreased 1.9%.
Restaurant-Level Margin(1), a non-GAAP measure, was $9.3 million, or 13.8%, down from $14.4 million, or 15.6%, a year ago. The decrease was due mainly to a decrease in restaurant count from refranchising restaurants. The margin percentage decline was driven by the increased costs for labor as a
-more-

Jack in the Box Inc.

result of implementing California's new minimum wage law and the change in the mix of restaurants from refranchising, partially offset by lower food and packaging as a result of menu price increases and favorable beverage funding.
Franchise-Level Margin(1), a non-GAAP measure, was $7.9 million, or 25.7%, compared to $8.0 million, or 29.3%, a year ago. The decrease in margin percentage was driven by refranchising and the associated impact of pass-thru rent and marketing fees.
Del Taco restaurant count in the first quarter had one restaurant opening and six restaurant closings. As of the end of the first quarter and since being acquired by Jack in the Box, Del Taco has signed 40 agreements for a total of 303 restaurants, with 14 restaurants opened to date. During the first quarter, 13 Del Taco company-owned restaurants were refranchised, which included a development agreement for 12 new future restaurants. Del Taco also completed a development agreement to enter Indianapolis, marking its 12th new market announcement in the past three years.

Del Taco Same-Store Sales:	16 Weeks Ended
	January 19, 2025	January 21, 2024
Company	(2.5%)	1.8%
Franchise	(5.1%)	2.4%
System	(4.5%)	2.2%

Del Taco Restaurant Counts:

	2025			2024
	Company	Franchise	Total	Company	Franchise	Total
Restaurant count at beginning FY	133	461	594	171	421	592
New	1	—	1	—	3	3
Acquired from franchisees	—	—	—	9	(9)	—
Refranchised	(13)	13	—	—	—	—
Closed	(2)	(4)	(6)	(1)	(2)	(3)
Restaurant count at end of Q1	119	470	589	179	413	592
Q1'25 QTD Net Restaurant Increase/(Decrease)	(14)	9	(5)
YTD Net Restaurant Increase/(Decrease)	(10.5)%	2.0%	(0.8)%
Company-Wide Performance
First quarter diluted earnings per share was $1.75. Operating Earnings Per Share(2), a non-GAAP measure, was $1.92 in the first quarter of fiscal 2025 compared with $1.95 in the prior year quarter.
Total revenues decreased 3.7% to $469.4 million, compared to $487.5 million in the prior year quarter. The lower revenue is primarily the result of the Del Taco refranchising transactions. Net income was $33.7 million for the first quarter of fiscal 2025. This compared with net earnings of $38.7 million for
-more-

Jack in the Box Inc.

the first quarter of the prior year. Adjusted EBITDA(3), a non-GAAP measure, was $97.2 million in the first quarter of fiscal 2025 compared with $101.8 million for the prior year quarter.
Company-wide SG&A expense for the first quarter was $50.7 million, a increase of $4.3 million compared to the prior year quarter. The increase was due primarily to the fluctuations in the cash surrender value of our company-owned life insurance policies, partially offset by lower incentive-based compensation. When excluding net COLI gains, G&A was 2.3% of systemwide sales.
The income tax provisions reflect a year-to-date effective tax rate of 29.8% in the first quarter of 2025, as compared to 26.9% in the first quarter of fiscal year 2024. The non-GAAP adjusted tax rate for the first quarter of 2025 was 27.2%.
(1) Restaurant-Level Margin and Franchise-Level Margin are non-GAAP measures. These non-GAAP measures are reconciled to earnings from operations, the most comparable GAAP measure, in the attachment to this release. See "Reconciliation of Non-GAAP Measurements to GAAP Results."
(2) Operating Earnings Per Share represents the diluted earnings per share on a GAAP basis, excluding certain adjustments. See "Reconciliation of Non-GAAP Measurements to GAAP Results." Operating earnings per share may not add due to rounding.
(3) Adjusted EBITDA represents net earnings on a GAAP basis excluding certain adjustments. See "Reconciliation of Non-GAAP Measurements to GAAP Results."

Capital Allocation
The Company repurchased 0.1 million shares of our common stock for an aggregate cost of $5.0 million in the first quarter. As of the end of the first quarter, there was $175.0 million remaining under the Board-authorized stock buyback program.
On February 21, 2025, the Board of Directors declared a cash dividend of $0.44 per share, to be paid on April 8, 2025, to shareholders of record as of the close of business on March 20, 2025.

Guidance & Outlook Updates
The following guidance and underlying assumptions reflect the company’s current expectations for the fiscal year ending September 28, 2025. Any guidance measures not listed below remain the same as provided on November 20, 2024.
•Capital Expenditures of $100-$105 million (previously $105-115 million)
•Share repurchases of approximately $5 million in FY 2025 (previously approx. $20 million)
-more-

Jack in the Box Inc.

Conference Call
The Company will host a conference call for analysts and investors on Tuesday, February 25, 2025, beginning at 2:00 p.m. PT (5:00 p.m. ET). The call will be webcast live via the Investors section of the Jack in the Box company website at http://investors.jackinthebox.com. A replay of the call will be available through the Jack in the Box Inc. corporate website for 21 days. The call can be accessed via phone by dialing (888) 596-4144 and using ID 7573961.

About Jack in the Box Inc.
Jack in the Box Inc. (NASDAQ: JACK), founded and headquartered in San Diego, California, is a restaurant company that operates and franchises Jack in the Box®, one of the nation's largest hamburger chains with approximately 2,200 restaurants across 22 states, and Del Taco®, the second largest Mexican-American QSR chain by units in the U.S. with approximately 600 restaurants across 17 states. For more information on both brands, including franchising opportunities, visit www.jackinthebox.com and www.deltaco.com.
Category: Earnings

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements may be identified by words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “goals,” “guidance,” “intend,” “plan,” “project,” “may,” “will,” “would” and similar expressions. These statements are based on management’s current expectations, estimates, forecasts and projections about our business and the industry in which we operate. These estimates and assumptions involve known and unknown risks, uncertainties, and other factors that are in some cases beyond our control. Factors that may cause our actual results to differ materially from any forward-looking statements include, but are not limited to: the success of new products, marketing initiatives and restaurant remodels and drive-thru enhancements; the impact of competition, unemployment, trends in consumer spending patterns and commodity costs; the company’s ability to achieve and manage its planned growth, which is affected by the availability of a sufficient number of suitable new restaurant sites, the performance of new restaurants, risks relating to expansion into new markets and successful franchise development; the ability to attract, train and retain top-performing personnel, litigation risks; risks associated with disagreements with franchisees; supply chain disruption; food-safety incidents or negative publicity impacting the reputation of the company's brand; increased
-more-

Jack in the Box Inc.

regulatory and legal complexities, risks associated with the amount and terms of the securitized debt issued by certain of our wholly owned subsidiaries; and stock market volatility. These and other factors are discussed in the company’s annual report on Form 10-K and its periodic reports on Form 10-Q filed with the Securities and Exchange Commission, which are available online at http://investors.jackinthebox.com or in hard copy upon request. The company undertakes no obligation to update or revise any forward-looking statement, whether as the result of new information or otherwise.
-more-

Jack in the Box Inc.

JACK IN THE BOX INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(In thousands, except per share data)
(Unaudited)

	16 Weeks Ended
	January 19, 2025	January 21, 2024
Revenues:
Company restaurant sales	$201,406	$224,040
Franchise rental revenues	116,546	113,196
Franchise royalties and other	74,034	73,330
Franchise contributions for advertising and other services	77,452	76,932
	469,438	487,498
Operating costs and expenses, net:
Food and packaging	51,648	64,132
Payroll and employee benefits	70,273	73,054
Occupancy and other	39,146	42,053
Franchise occupancy expenses	78,833	72,624
Franchise support and other costs	5,198	5,194
Franchise advertising and other services expenses	78,998	80,234
Selling, general and administrative expenses	50,672	46,365
Depreciation and amortization	18,270	18,473
Pre-opening costs	1,476	465
Other operating expenses, net	3,519	5,170
(Gains) losses on the sale of company-operated restaurants	(2,806)	254
	395,227	408,018
Earnings from operations	74,211	79,480
Other pension and post-retirement expenses, net	1,789	2,106
Interest expense, net	24,425	24,486
Earnings before income taxes	47,997	52,888
Income taxes	14,311	14,205
Net earnings	$33,686	$38,683

Net earnings per share:
Basic	$1.77	$1.94
Diluted	$1.75	$1.93

Weighted-average shares outstanding:
Basic	19,050	19,893
Diluted	19,215	20,051

Dividends declared per common share	$0.44	$0.44

-more-

Jack in the Box Inc.

JACK IN THE BOX INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)
(Unaudited)

	January 19, 2025	September 29, 2024
ASSETS
Current assets:
Cash	$74,978	$24,745
Restricted cash	29,655	29,422
Accounts and other receivables, net	68,081	83,567
Inventories	3,856	3,922
Prepaid expenses	8,130	13,126
Assets held for sale	12,432	16,493
Other current assets	16,854	10,002
Total current assets	213,986	181,277
Property and equipment:
Property and equipment, at cost	1,293,448	1,278,530
Less accumulated depreciation and amortization	(856,923)	(848,491)
Property and equipment, net	436,525	430,039
Other assets:
Operating lease right-of-use assets	1,416,958	1,410,083
Intangible assets, net	10,270	10,515
Trademarks	283,500	283,500
Goodwill	161,344	161,209
Other assets, net	251,321	259,006
Total other assets	2,123,393	2,124,313
	$2,773,904	$2,735,629
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Current maturities of long-term debt	$29,725	$35,880
Current operating lease liabilities	159,219	162,017
Accounts payable	69,394	69,494
Accrued liabilities	168,359	166,868
Total current liabilities	426,697	434,259
Long-term liabilities:
Long-term debt, net of current maturities	1,693,453	1,699,433
Long-term operating lease liabilities, net of current portion	1,290,800	1,286,415
Deferred tax liabilities	11,624	13,612
Other long-term liabilities	178,461	153,708
Total long-term liabilities	3,174,338	3,153,168
Stockholders’ deficit:
Preferred stock $0.01 par value, 15,000,000 shares authorized, none issued	—	—
Common stock $0.01 par value, 175,000,000 shares authorized, 82,971,349 and 82,825,851 issued and outstanding, respectively	829	828
Capital in excess of par value	537,568	533,818
Retained earnings	1,891,977	1,866,660
Accumulated other comprehensive loss	(56,880)	(57,475)
Treasury stock, at cost, 64,120,270 and 63,996,399 shares, respectively	(3,200,625)	(3,195,629)
Total stockholders’ deficit	(827,131)	(851,798)
	$2,773,904	$2,735,629

-more-

Jack in the Box Inc.

JACK IN THE BOX INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands) (Unaudited)

	Sixteen Weeks Ended
	January 19, 2025	January 21, 2024
Cash flows from operating activities:
Net earnings	$33,686	$38,683
Adjustments to reconcile net earnings to net cash provided by (used in) operating activities:
Depreciation and amortization	18,270	18,473
Amortization of franchise tenant improvement allowances and incentives	1,655	1,418
Deferred finance cost amortization	1,473	1,493
Excess tax deficiency (benefit) from share-based compensation arrangements	1,111	(9)
Deferred income taxes	(5,018)	(719)
Share-based compensation expense	3,689	4,820
Pension and post-retirement expense	1,789	2,106
Gains on cash surrender value of company-owned life insurance	(189)	(6,161)
(Gains) losses on the sale of company-operated restaurants	(2,806)	254
Gains on acquisition of restaurants	(6)	(2,357)
Losses on the disposition of property and equipment, net	521	1,011
Impairment charges and other	736	28
Changes in assets and liabilities:
Accounts and other receivables	17,822	40,139
Inventories	66	(484)
Prepaid expenses and other current assets	(1,892)	9,587
Operating lease right-of-use assets and lease liabilities	(5,788)	12,208
Accounts payable	4,776	(13,826)
Accrued liabilities	6,684	(125,861)
Pension and post-retirement contributions	(2,218)	(1,698)
Franchise tenant improvement allowance and incentive disbursements	(1,924)	(523)
Other	33,219	(1,257)
Cash flows provided by (used in) operating activities	105,656	(22,675)
Cash flows from investing activities:
Purchases of property and equipment	(35,099)	(38,829)
Proceeds from the sale of property and equipment	—	516
Proceeds from the sale of company-operated restaurants	5,712	1,739
Other	3,303	—
Cash flows used in investing activities	(26,084)	(36,574)
Cash flows from financing activities:
Repayments of borrowings on revolving credit facilities	(6,000)	—
Principal repayments on debt	(7,464)	(7,481)
Dividends paid on common stock	(8,308)	(8,652)
Proceeds from issuance of common stock	1	1
Repurchases of common stock	(4,999)	(25,000)
Payroll tax payments for equity award issuances	(2,336)	(2,992)
Cash flows used in financing activities	(29,106)	(44,124)
Net increase (decrease) in cash and restricted cash	50,466	(103,373)
Cash and restricted cash at beginning of period	54,167	185,907
Cash and restricted cash at end of period	$104,633	$82,534
-more-

Jack in the Box Inc.

JACK IN THE BOX INC. AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS DATA
(Unaudited)
The following table presents certain income and expense items included in our condensed consolidated statements of earnings as a percentage of total revenues, unless otherwise indicated. Percentages may not add due to rounding.

	16 Weeks Ended
	January 19, 2025	January 21, 2024
Revenues:
Company restaurant sales	42.9%	46.0%
Franchise rental revenues	24.8%	23.2%
Franchise royalties and other	15.8%	15.0%
Franchise contributions for advertising and other services	16.5%	15.8%
	100.0%	100.0%
Operating costs and expenses, net:
Food and packaging (1)	25.6%	28.6%
Payroll and employee benefits (1)	34.9%	32.6%
Occupancy and other (1)	19.4%	18.8%
Franchise occupancy expenses (2)	67.6%	64.2%
Franchise support and other costs (3)	7.0%	7.1%
Franchise advertising and other services expenses (4)	102.0%	104.3%
Selling, general and administrative expenses	10.8%	9.5%
Depreciation and amortization	3.9%	3.8%
Pre-opening costs	0.3%	0.1%
Other operating expenses, net	0.7%	1.1%
(Gains) losses on the sale of company-operated restaurants	(0.6)%	0.1%
Earnings from operations	15.8%	16.3%
Income tax rate (5)	29.8%	26.9%
____________________________
(1)As a percentage of company restaurant sales.
(2)As a percentage of franchise rental revenues.
(3)As a percentage of franchise royalties and other.
(4)As a percentage of franchise contributions for advertising and other services.
(5)As a percentage of earnings from operations and before income taxes.

-more-

Jack in the Box Inc.

Jack in the Box systemwide sales (in thousands):	16 Weeks Ended
	January 19, 2025	January 21, 2024
Company-operated restaurant sales	$133,755	$132,057
Franchised restaurant sales (1)	1,232,347	1,226,750
Systemwide sales (1)	$1,366,102	$1,358,807

Del Taco systemwide sales (in thousands):	16 Weeks Ended
	January 19, 2025	January 21, 2024
Company-operated restaurant sales	$67,651	$91,983
Franchised restaurant sales (1)	217,283	198,476
Systemwide sales (1)	$284,934	$290,459
____________________________

(1)Franchised restaurant sales represent sales at franchised restaurants and are revenues of our franchisees. Systemwide sales include company and franchised restaurant sales. We do not record franchised sales as revenues; however, our royalty revenues, marketing fees and percentage rent revenues are calculated based on a percentage of franchised sales. We believe franchised and systemwide restaurant sales information is useful to investors as they have a direct effect on the company's profitability.

-more-

Jack in the Box Inc.

JACK IN THE BOX INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASUREMENTS TO GAAP RESULTS
(Unaudited)

To supplement the condensed consolidated financial statements, which are presented in accordance with GAAP, the company uses the following non-GAAP measures: Adjusted Net Income, Operating Earnings Per Share, Adjusted EBITDA, Restaurant-Level Margin and Franchise-Level Margin. Management believes that these measurements, when viewed with the company's results of operations in accordance with GAAP and the accompanying reconciliations in the tables below, provide useful information about operating performance and period-over-period changes, and provide additional information that is useful for evaluating the operating performance of the company's core business without regard to potential distortions.

Operating Earnings Per Share
Operating Earnings Per Share represents diluted earnings per share on a GAAP basis excluding integration and strategic initiatives, net COLI gains, pension and post-retirement benefit costs, losses (gains) on the sale of company-operated restaurants, excess tax (benefits) shortfall from share-based compensation arrangements, and the tax-related impacts of the above adjustments.
Operating Earnings Per Share should be considered as a supplement to, not as a substitute for, analysis of results as reported under U.S. GAAP or other similarly titled measures of other companies. Management believes Operating Earnings Per Share provides investors with a meaningful supplement of the company’s operating performance and period-over-period changes without regard to potential distortions.
-more-

Jack in the Box Inc.

Below is a reconciliation of Non-GAAP Adjusted Net Income to the most directly comparable GAAP measure of net income. Also below is a reconciliation of Non-GAAP Operating Earnings Per Share to the most directly comparable GAAP measure, diluted earnings per share:

	16 Weeks Ended
	January 19, 2025	January 21, 2024
Net income, as reported	$33,686	$38,683
Integration and strategic initiatives (1)	1,415	5,621
Net COLI gains (2)	1,391	(4,834)
Pension and post-retirement benefit costs (3)	1,789	2,106
Restaurant impairment charges	748	—
(Gain) losses on the sale of company-operated restaurants (4)	(2,806)	254
Losses on the sale of real estate to franchisees	—	1
Gains on acquisition of restaurants	(6)	(2,357)
Excess tax shortfall (benefit) from share-based compensation arrangements	1,110	(10)
Tax impact of adjustments (5)	(523)	(371)
Non-GAAP Adjusted Net Income	$36,804	$39,093

Weighted-average shares outstanding - diluted	19,215	20,051

Diluted earnings per share – GAAP	$1.75	$1.93
Integration and strategic initiatives (1)	0.07	0.28
Net COLI gains (2)	0.07	(0.24)
Pension and post-retirement benefit costs (3)	0.09	0.11
Restaurant impairment charges	0.04	—
(Gain) losses on the sale of company-operated restaurants (4)	(0.15)	0.01
Losses on the sale of real estate to franchisees	—	0.00
Gains on acquisition of restaurants	0.00	(0.12)
Excess tax (benefits) shortfall from share-based compensation arrangements	0.06	(0.00)
Tax impact of adjustments (5)	(0.03)	(0.02)
Operating Earnings Per Share – non-GAAP (6)	$1.92	$1.95
____________________
(1) Integration and strategic initiatives reflect charges that are not part of our ongoing operations, including consulting fees for discrete project-based strategic initiatives that are not expected to recur in the foreseeable future.
(2) Net COLI gains reflect market-based adjustments on the company-owned life insurance policies, net of changes in our non-qualified deferred compensation obligation supported by these policies.
(3) Pension and post-retirement benefit costs relating to our two legacy defined benefit pension plans, as well as our two legacy post-retirement plans.
(4) Losses (gains) on the sale of company-operated restaurants
(5) Tax impacts for the quarter calculated based on the non-GAAP Operating EPS tax rate of 27.2% in the current quarter and 27.2% in the prior year quarter.
(6) Operating Earnings Per Share may not add due to rounding.
-more-

Jack in the Box Inc.

Adjusted EBITDA

Adjusted EBITDA represents net earnings on a GAAP basis excluding income taxes, interest expense, net, losses (gains) on the sale of company-operated restaurants, other operating expenses (income), net, depreciation and amortization, amortization of cloud computing costs, amortization of favorable and unfavorable leases and subleases, net, amortization of franchise tenant improvement allowances and other, net COLI gains, and pension and post-retirement benefit costs.
Adjusted EBITDA should be considered as a supplement to, not as a substitute for, analysis of results as reported under U.S. GAAP or other similarly titled measures of other companies. Management believes Adjusted EBITDA is useful to investors to gain an understanding of the factors and trends affecting the company's ongoing cash earnings, from which capital investments are made and debt is serviced.
Below is a reconciliation of non-GAAP Adjusted EBITDA to the most directly comparable GAAP measure, net earnings (in thousands):

	16 Weeks Ended
	January 19, 2025	January 21, 2024
Net income - GAAP	$33,686	$38,683
Income taxes	14,311	14,205
Interest expense, net	24,425	24,486
(Gains) losses on the sale of company-operated restaurants	(2,806)	254
Other operating expenses, net (1)	3,519	5,170
Depreciation and amortization	18,270	18,473
Amortization of cloud-computing costs (2)	1,002	1,606
Amortization of favorable and unfavorable leases and subleases, net (3)	2	124
Amortization of franchise tenant improvement allowances and other	1,655	1,511
Net COLI gains (4)	1,391	(4,834)
Pension and post-retirement benefit costs (5)	1,789	2,106
Adjusted EBITDA – non-GAAP	$97,244	$101,784

(1) Other operating expense, net includes: integration and strategic initiatives; costs of closed restaurants; operating restaurant impairment charges; accelerated depreciation and gains/losses on disposition of property and equipment, net.
(2) Amortization of cloud computing costs includes the amounts for the non-cash amortization of capitalized implementation costs related to cloud-based software arrangements that are included within selling, general and administrative expenses.
(3) Amortization of favorable and unfavorable leases and subleases, net, which is not already included in the other operating expense, net, noted above.
(4) Net COLI gains reflect market-based adjustments on the company-owned life insurance policies, net of changes in our non-qualified deferred compensation obligation supported by these policies.
(5) Pension and post-retirement benefit costs relating to our two legacy defined benefit pension plans, as well as the two legacy post-retirement plans.
-more-

Jack in the Box Inc.

Restaurant-Level Margin
Restaurant-Level Margin is defined as company restaurant sales less restaurant operating costs (food and packaging, labor, and occupancy costs) and is neither required by, nor presented in accordance with GAAP. Restaurant-Level Margin excludes revenues and expenses of our franchise operations and selling, general, and administrative expenses. Certain other costs, such as depreciation and amortization, other operating expenses, net, gains/ losses on the sale of company-operated restaurants, and other costs that are considered normal operating costs are excluded as they are considered corporate-level shared service costs. As such, Restaurant-Level Margin is not indicative of the overall results of the company and does not accrue directly to the benefit of shareholders because of the exclusion of corporate-level expenses. Restaurant-Level Margin should be considered as a supplement to, not as a substitute for, analysis of results as reported under GAAP or other similarly titled measures of other companies. The company is presenting Restaurant-Level Margin because it believes that it provides a meaningful supplement to net earnings of the company's core business operating results, as well as a comparison to those of other similar companies. Management utilizes Restaurant-Level Margin as a key performance indicator to evaluate the profitability of company-operated restaurants.
Below is a reconciliation of non-GAAP Restaurant-Level Margin to the most directly comparable GAAP measure, earnings from operations (in thousands):

	16 weeks ended January 19, 2025
	Jack in the Box	Del Taco	Other (1)	Total (2)
Earnings from operations - GAAP	$113,151	$10,546	$(49,485)	$74,212
Franchise rental revenues	(105,781)	(10,765)	—	(116,546)
Franchise royalties and other	(63,615)	(10,419)	—	(74,034)
Franchise contributions for advertising and other services	(67,913)	(9,539)	—	(77,452)
Franchise occupancy expenses	67,916	10,916	—	78,832
Franchise support and other costs	3,301	1,897	—	5,198
Franchise advertising and other services expenses	68,992	10,007	—	78,999
Selling, general and administrative expenses	12,274	8,597	29,800	50,671
Depreciation and amortization	—	—	18,270	18,270
Pre-opening costs	1,457	19	—	1,476
Other operating expenses, net	1,216	888	1,415	3,519
Gains on the sale of company-operated restaurants	—	(2,806)	—	(2,806)
Restaurant-Level Margin - Non-GAAP	$30,998	$9,341	$—	$40,339

Company restaurant sales	$133,755	$67,651	$—	$201,406

Restaurant-Level Margin % - Non-GAAP	23.2%	13.8%	N/A	20.0%

-more-

Jack in the Box Inc.

	16 weeks ended January 21, 2024
	Jack in the Box	Del Taco	Other (1)	Total (2)
Earnings from operations - GAAP	$117,707	$11,073	$(49,300)	$79,480
Franchise rental revenues	(105,578)	(7,618)	—	(113,196)
Franchise royalties and other	(63,343)	(9,987)	—	(73,330)
Franchise contributions for advertising and other services	(67,362)	(9,569)	—	(76,931)
Franchise occupancy expenses	65,188	7,436	—	72,624
Franchise support and other costs	3,747	1,446	—	5,193
Franchise advertising and other services expenses	69,893	10,341	—	80,234
Selling, general and administrative expenses	10,841	10,316	25,117	46,274
Depreciation and amortization	—	—	18,473	18,473
Pre-opening costs	343	122	—	465
Other operating expenses, net	667	(1,117)	5,710	5,260
(Gains) losses on the sale of company-operated restaurants	(1,655)	1,909	—	254
Restaurant-Level Margin - Non-GAAP	$30,448	$14,352	$—	$44,800

Company restaurant sales	$132,057	$91,983	$—	$224,040

Restaurant-Level Margin % - Non-GAAP	23.1%	15.6%	N/A	20.0%

(1) The "Other" category includes shared services costs and other unallocated costs
(2) The totals might not agree to consolidated within the Form 10-Q due to rounding.
-more-

Jack in the Box Inc.

Franchise-Level Margin
Franchise-Level Margin is defined as franchise revenues less franchise operating costs (occupancy expenses, advertising contributions, and franchise support and other costs) and is neither required by, nor presented in accordance with GAAP. Franchise-Level Margin excludes revenue and expenses of our company-operated restaurants and selling, general, and administrative expenses. Certain other costs, such as depreciation and amortization, other operating expenses, net, gains/ losses on the sale of company-operated restaurants, and other costs that are considered normal operating costs are excluded as they are considered corporate-level shared service costs. As such, Franchise-Level Margin is not indicative of the overall results of the company and does not accrue directly to the benefit of shareholders because of the exclusion of corporate-level expenses. Franchise-Level Margin should be considered as a supplement to, not as a substitute for, analysis of results as reported under GAAP or other similarly titled measures of other companies. The company is presenting Franchise-Level Margin because it believes that it provides a meaningful supplement to net earnings of the company's core business operating results, as well as a comparison to those of other similar companies. Management utilizes Franchise-Level Margin as a key performance indicator to evaluate the profitability of our franchise operations.
Below is a reconciliation of non-GAAP Franchise-Level Margin to the most directly comparable GAAP measure, earnings from operations (in thousands):
-more-

Jack in the Box Inc.

	16 weeks ended January 19, 2025
	Jack in the Box	Del Taco	Other (1)	Total (2)
Earnings from operations - GAAP	$113,151	$10,546	$(49,485)	$74,212
Company restaurant sales	(133,755)	(67,651)	—	(201,406)
Food and packaging	34,690	16,959	—	51,649
Payroll and employee benefits	44,528	25,745	—	70,273
Occupancy and other	23,540	15,606	—	39,146
Selling, general and administrative expenses	12,274	8,597	29,800	50,671
Depreciation and amortization	—	—	18,270	18,270
Pre-opening costs	1,457	19	—	1,476
Other operating expenses, net	1,216	888	1,415	3,519
Gains on the sale of company-operated restaurants	—	(2,806)	—	(2,806)
Franchise-Level Margin - Non-GAAP	$97,101	$7,903	$—	$105,004

Franchise rental revenues	$105,781	$10,765	$—	$116,546
Franchise royalties and other	63,615	10,419	—	74,034
Franchise contributions for advertising and other services	67,913	9,539	—	77,452
Total franchise revenues	$237,309	$30,723	$—	$268,032

Franchise-Level Margin % - Non-GAAP	40.9%	25.7%	N/A	39.2%

	16 weeks ended January 21, 2024
	Jack in the Box	Del Taco	Other (1)	Total (2)
Earnings from operations - GAAP	$117,707	$11,073	$(49,300)	$79,480
Company restaurant sales	(132,057)	(91,983)	—	(224,040)
Food and packaging	39,261	24,872	—	64,133
Payroll and employee benefits	40,689	32,366	—	73,055
Occupancy and other	21,659	20,394	—	42,053
Selling, general and administrative expenses	10,841	10,316	25,117	46,274
Depreciation and amortization	—	—	18,473	18,473
Pre-opening costs	343	122	—	465
Other operating expenses, net	667	(1,117)	5,710	5,260
(Gains) losses on the sale of company-operated restaurants	(1,655)	1,909	—	254
Franchise-Level Margin - Non-GAAP	$97,455	$7,952	$—	$105,407

Franchise rental revenues	$105,578	$7,618	$—	$113,196
Franchise royalties and other	63,343	9,987	—	73,330
Franchise contributions for advertising and other services	67,362	9,569	—	76,931
Total franchise revenues	$236,283	$27,174	$—	$263,457

Franchise-Level Margin % - Non-GAAP	41.2%	29.3%	N/A	40.0%

(1) The "Other" category includes shared services costs and other unallocated costs
(2) The totals might not agree to consolidated within the Form 10-Q due to rounding.
###